UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 13, 2013

STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01. Other Events.

As previously disclosed in our Current Report on Form 8-K dated November 26, 2013 and filed on November 27, 2013, on November 26, 2013, we announced that approximately $236.4 million, or approximately 63%, of our $375 million aggregate principal amount of 8.625% Senior Notes due 2017 (the “2017 Notes”) were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on November 26, 2013 pursuant to our previously announced tender offer and consent solicitation, which commenced on November 13, 2013. In addition, on November 27, 2013, we accepted all such 2017 Notes for payment, and later that day we made payment of approximately $256.5 million for the 2017 Notes. The tender offer expired on December 11, 2013, and no additional 2017 Notes were tendered for payment. On December 13, 2013, we redeemed all outstanding 2017 Notes not tendered prior to the expiration of the tender offer for a redemption price equal to 105.375% of par plus accrued and unpaid interest to the redemption date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: December 16, 2013	By:	/s/ J. Kent Pierret
J. Kent Pierret Senior Vice President, Chief Accounting Officer and Treasurer